                                                                    EXHIBIT 23.2







                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       FOR
                           LEAF ASSET MANAGEMENT, INC.

                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We have issued our reports dated December 5, 2003 accompanying the financial statements of LEAF Asset Management, Inc. as of September 30, 2003 and 2002 and for the year ended September 30, 2003 and for the period from January 31, 2002 (inception) to September 30, 2002 contained in the Registration Statement Form S-1 and the Prospectus included as part thereof. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                          /s/ GRANT THORNTON LLP



Cleveland, Ohio
June 15, 2004